UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 8, 2014, KBS Real Estate Investment Trust III, Inc. (the “Company”) held its annual meeting of stockholders at The Island Hotel, 690 Newport Center Drive, Newport Beach, California. At the annual meeting, the Company’s stockholders voted in person or by proxy on:

(1)	the election of the following individuals to the board of directors: Charles J. Schreiber, Jr., Peter McMillan III, Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D;

(2)	the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

(3)	two proposed amendments to the Company’s charter:

i.
As currently written, the Company’s charter would allow it, upon listing the Company’s shares on a national securities exchange, to issue options and warrants to purchase the Company’s common stock to the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), any of the Company’s directors, any of the Company’s sponsors or any affiliate thereof on terms different from the terms on which such options or warrants are sold to the general public. “Charter Amendment Proposal 1” would prevent the Company, under any circumstances, from issuing options and warrants to purchase the Company’s common stock to the Advisor, any of the Company’s directors, any of the Company’s sponsors or any affiliate thereof on terms different from the terms on which such options or warrants are sold to the general public;

ii.
“Charter Amendment Proposal 2” would remove the Company’s ability to redeem securities held by a stockholder if such stockholder initiates a tender offer for the Company’s securities without complying with certain procedures required by the Company’s charter.

Charter Amendment Proposal 1 and Charter Amendment Proposal 2 are together referred to as the “Charter Amendment Proposals.”
All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Schreiber, Jr.	29,673,626	466,053	11,297,863
Peter McMillan III	29,682,730	456,949	11,297,863
Hank Adler	29,669,002	470,677	11,297,863
Barbara R. Cambon	29,664,021	475,658	11,297,863
Stuart A. Gabriel, Ph.D	29,646,124	493,555	11,297,863
The appointment of E&Y was ratified. The results of the vote on the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2014 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of E&Y Appointment	40,542,776	193,300	701,466	—
Neither Charter Amendment Proposal 1 nor Charter Amendment Proposal 2 was approved. Under the Company’s charter, the affirmative vote of a majority of all of the shares of common stock entitled to vote on each of the Charter Amendment Proposals is required for approval of that respective proposal. Because of this majority vote requirement, abstentions and broker non-votes have the effect of a vote against the Charter Amendment Proposals. As of April 9, 2014, the record date for the annual meeting, there were 82,138,000 shares of the Company's common stock outstanding and entitled to vote on the Charter Amendment Proposals.
The results of the vote for Charter Amendment Proposal 1 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charter Amendment Proposal 1	27,659,461	428,801	2,051,417	11,297,863

The results of the vote for Charter Amendment Proposal 2 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charter Amendment Proposal 2	27,671,330	389,814	2,078,535	11,297,863

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: July 10, 2014	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer